Exhibit 99.1

W. P. Carey Announces Completion of Spin-Off of Net Lease Office Properties

NLOP Common Shares to Begin “Regular Way” Trading on the NYSE on November 2, 2023

NEW YORK, Nov. 1, 2023 -- W. P. Carey Inc. (W. P. Carey, NYSE: WPC) today announced that it has completed the previously announced spin-off of 59 office properties (the “Spin-Off”) into Net Lease Office Properties (“NLOP”), a separate, publicly-traded real estate investment trust that will be listed on the New York Stock Exchange (“NYSE”) under the symbol “NLOP.”

Under the terms of the Spin-Off, W. P. Carey stockholders received one NLOP common share for every 15 shares of W. P. Carey common stock held as of the record date of October 19, 2023. W. P. Carey stockholders will receive cash in lieu of any fractional shares they would otherwise have been entitled to receive in the distribution.

Since October 27, 2023, NLOP common shares have traded on a “when-issued” basis on the NYSE under the symbol “NLOP WI.” The “when-issued” trading of NLOP ended at the close of market on November 1, 2023. On November 2, 2023, the “regular way” trading of NLOP common shares will begin on the NYSE under the symbol “NLOP.” Shares of W. P. Carey will continue to trade under the symbol “WPC.”

J.P. Morgan served as exclusive financial advisor, Latham & Watkins LLP acted as legal advisor, and Hogan Lovells US LLP acted as legal advisor with respect to tax and Maryland law matters to W. P. Carey in connection with the Spin-Off.

W. P. Carey Inc.

Celebrating its 50th anniversary, W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,416 net lease properties covering approximately 171 million square feet and a portfolio of 85 self-storage operating properties, pro forma for the spin-off of NLOP, as of June 30, 2023. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

Net Lease Office Properties

Net Lease Office Properties (NYSE: NLOP) is a publicly traded real estate investment trust with a portfolio of 59 high-quality office properties, totaling approximately 9.2 million leasable square feet primarily leased to corporate tenants on a single-tenant net lease basis. The vast majority of the office properties owned by NLOP are located in the U.S., with the balance in Europe. The portfolio consists of 62 corporate tenants operating in a variety of industries, generating annualized based rent of more than $141 million as of June 30, 2023. NLOP’s business plan is focused on realizing value for its shareholders primarily through strategic asset management and disposition of its property portfolio over time.

www.nloproperties.com

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and NLOP and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the trading of NLOP common shares on the NYSE and NLOP’s business plan. These statements are based on the current expectations of W. P. Carey’s and NLOP’s management, and it is important to note that W. P. Carey’s and NLOP’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that W. P. Carey and NLOP have filed with the SEC, could also have material adverse effects on W. P. Carey and NLOP’s future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s and NLOP’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the risk factors listed under the caption “Risk Factors” in NLOP’s Registration Statement on Form 10 filed with the SEC on October 4, 2023, the final version of which was included as Exhibit 99.1 to NLOP’s Current Report on Form 8-K/A filed with the SEC on October 11 ,2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey and NLOP do not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:

Peter Sands

1 (212) 492-1110

institutionalir@wpcarey.com

Individual Investors:

W. P. Carey Inc.

1 (212) 492-8920

ir@wpcarey.com

Press Contact:

Anna McGrath

1 (212) 492-1166

amcgrath@wpcarey.com